pressrelease
Media contact:	Investor contact:
Mike Jacobsen, APR	Steve Virostek
+1 330 490 3796	+1 330 490 6319
michael.jacobsen@diebold.com	stephen.virostek@diebold.com

FOR IMMEDIATE RELEASE:
July 30, 2015

DIEBOLD REPORTS 2015 SECOND QUARTER FINANCIAL RESULTS

•	GAAP EPS attributable to Diebold was $0.34; non-GAAP EPS was $0.44

•	Financial self-service revenue grew 4.6%, or 13.1% in constant currency

•	Security revenue grew 6.9%, or 8.2% in constant currency

•	GAAP gross margin improvement of 10 basis points; non-GAAP gross margin up 50 basis points

•	Company maintaining revenue and non-GAAP earnings guidance for 2015

NORTH CANTON, Ohio - Diebold, Incorporated (NYSE: DBD) today reported its second quarter 2015 financial results.

"The company delivered solid performance during the second quarter," said Andy W. Mattes, Diebold president and chief executive officer. "We continued to build momentum with customers while effectively executing on our transformation plan. Our financial self-service revenue growth is outpacing the market, as customers value our collaborative approach to innovation and our broadened solutions set in services and software."

Mattes continued, “We're encouraged with the progress we've made since we introduced our Diebold 2.0 transformation in 2013, with a strong emphasis on reducing our cost structure, improving our cash flow, building talent and making the investments necessary to grow the company. These pillars will remain important during the next phase of our transformation. Looking forward, we will place more emphasis on improving our mix of revenue to include a higher ratio of recurring services and software, which typically improves visibility and value. We remain encouraged with our opportunities and are confident in our ability to position Diebold for long-term success.”

Operational Highlights

•
Signed multi-vendor service agreements with a large U.S.-based financial institution, and two other large European banks -- representing an increase of more than 5,000 competitors' automated teller machines (ATMs) to Diebold's global service contract base

•	Won two significant multi-vendor software projects -- with Banorte in Mexico (the first Phoenix software deployment in Latin America) and a major bank in Australia

•	Expanded relationship with Al Rajhi Bank in Saudi Arabia for a branch automation solution that is expected to reduce its ATM operating expenses by more than half

•	Entered into a product and service agreement for 2,200 ATMs with the world's largest independent ATM deployer -- a major competitive win in the U.S. retail market

•	Secured an order for more than 2,000 ATMs in Mexico by a large Canada-based bank, which includes the company's largest to-date order for its ActivEdgeTM anti-skimming technology

Financial Results of Operations
Revenue
Total revenue for the second quarter 2015 was $733.4 million, essentially unchanged compared with the prior-year period, and an increase of 7.8% in constant currency. Total revenue growth in constant currency was driven by increased volume in North America, Latin America, and the Europe, Middle East and Africa (EMEA) regions. The currency impact was mainly driven by a weakening of the Brazil real and the euro.

Financial self-service revenue grew 4.6%, or 13.1% in constant currency. Security revenue grew 6.9%, or 8.2% in constant currency. Revenue growth in our core businesses offset a decline in the Brazil other business.

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Gross Margin
Total gross margin for the second quarter 2015 was 25.6%, an increase of 10 basis points from the second quarter 2014, driven by an improvement in service margin of 0.7 percentage points, which was partially offset by a 0.7 percentage point decline in product margin. The service margin improvement was primarily attributable to global service transformation efforts. The product margin decrease was primarily due to geographic and solution mix.

Operating Margin
Total operating expenses were $156.8 million, or 21.4% of revenue, for the second quarter 2015, compared with $129.6 million, or 17.7% of revenue, in the second quarter 2014. Operating expenses in the second quarter 2015 included restructuring, non-routine and impairment charges of $9.2 million, consisting primarily of severance costs related to the company's transformation, and legal, indemnification and professional fees related to the corporate monitor. The second quarter 2014 included restructuring charges of $0.5 million and non-routine income of $12.1 million, which primarily related to the gain on the sale of Eras.

Operating profit of $30.7 million, or 4.2% of revenue, was realized in the second quarter 2015, compared with operating profit of $57.2 million, or 7.8% of revenue, in the second quarter 2014. Non-GAAP operating profit in the second quarter 2015 was $42.8 million, or 5.8% of revenue, compared with $45.7 million, or 6.2% of revenue, in the second quarter 2014.

Income Tax
The effective tax rate on continuing operations for the three months ended June 30, 2015 was 19.0%, compared with 29.6% for the same period of 2014, which benefited from a release of an uncertain tax position.

Net Income / (Loss) Attributable to Diebold
Net income attributable to Diebold was $22.2 million, or 3.0% of revenue, in the second quarter 2015, compared with net income attributable to Diebold of $41.6 million, or 5.7% of revenue, in the second quarter 2014.

Balance Sheet, Cash Flow
The company's net debt was $306.1 million at June 30, 2015, an increase of $259.3 million from December 31, 2014. The increase in net debt is largely attributable to the acquisition of Phoenix, adverse exchange rate impact on cash balances, as well as seasonal working capital expansion. The company's net debt to capital ratio was 27.0% at June 30, 2015, and 4.5% at December 31, 2014.

Free cash flow (use) in the second quarter 2015 was ($51.6) million, a decrease in cash use of $19.7 million from the second quarter 2014. The improvement is primarily due to improved working capital.

Full-year 2015 Outlook
The company is maintaining its previous outlook for full-year 2015 revenue to be down approximately 5% to 6%, with earnings of approximately $1.70 to $1.90 per share on a non-GAAP basis. The company continues to expect a non-GAAP effective tax rate of approximately 30% for the full year.

	Previous Guidance	Current Guidance
Total Revenue	~ (5%) to (6%)	~ (5%) to (6%)
2015 EPS (GAAP)	$1.24 - $1.49	$1.09 - $1.33
Restructuring charges & non-routine expense	$0.46 - $0.41	$0.61 - $0.57
Total EPS (non-GAAP measure)	$1.70 - $1.90	$1.70 - $1.90

Overview Presentation and Conference Call
More information on Diebold's quarterly earnings is available on Diebold's Investor Relations website. Andy W. Mattes, president and chief executive officer, and Christopher A. Chapman, senior vice president and chief financial officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). Both the presentation and access to the call / webcast are available at http://www.diebold.com/earnings. The replay of the webcast can be accessed on the web site for up to three months after the call.

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About Diebold
Diebold, Incorporated (NYSE: DBD) provides the technology, software and services that connect people around the world with their money - bridging the physical and digital worlds of cash conveniently, securely and efficiently. Since its founding in 1859, Diebold has evolved to become a leading provider of exceptional self-service innovation, security and services to financial, commercial, retail and other markets.

Diebold has approximately 16,000 employees worldwide and is headquartered near Canton, Ohio, USA. Visit Diebold at www.diebold.com or on Twitter: http://twitter.com/DieboldInc.

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted diluted earnings per share, free cash flow/(use) and net investment/(debt). The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner. Effective January 1, 2015, the company made a change to the method used to calculate its quarterly non-GAAP effective tax rate to allocate the tax effect of its discrete tax items ratably throughout the year. This change does not have an impact on the annual non-GAAP effective tax rate treatment, and would not have materially impacted previously reported quarterly non-GAAP tax rates. For more information, please refer to the section, "Notes for Non-GAAP Measures".

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted revenue growth, adjusted internal revenue growth, adjusted diluted earnings per share, and adjusted earnings per share growth. Statements can generally be identified as forward-looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company's results include, among others: the impact of market and economic conditions on the financial services industry; the capacity of the company's technology to keep pace with a rapidly evolving marketplace; pricing and other actions by competitors; the effect of legislative and regulatory actions in the United States and internationally; the company's ability to comply with government regulations; the impact of a security breach or operational failure on the company's business; the company's ability to successfully integrate acquisitions into its operations, including the company's ability to successfully integrate Phoenix Interactive Design and realize the benefits of the acquisition; the impact of the company's strategic initiatives; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2014 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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Revenue Summary by Service, Product and Segment

(Dollars In Millions)			% Change	% Change Constant Currency
	Q2 2015	Q2 2014
Financial self-service
Services	$299.2	$306.1	(2.3)%	5.2%
Products	268.9	236.8	13.6%	23.6%
Total financial self-service	568.1	542.9	4.6%	13.1%
Security
Services	110.9	103.7	6.9%	8.8%
Products	52.7	49.4	6.7%	7.0%
Total security	163.6	153.1	6.9%	8.2%
Total financial self-service and security	731.7	696.0	5.1%	12.0%
Brazil other	1.7	37.5	(95.5)%	(93.6)%
Total revenue	$733.4	$733.5	0.0%	7.8%

Revenue summary by segment			% Change	% Change Constant Currency
	Q2 2015	Q2 2014
NA	$391.4	$346.0	13.1%	13.5%
AP	109.4	119.4	(8.4)%	(6.1)%
EMEA	106.1	118.4	(10.4)%	7.5%
LA	126.5	149.7	(15.5)%	5.0%
Total revenue	$733.4	$733.5	0.0%	7.8%

(Dollars In Millions)			% Change	% Change Constant Currency
	YTD 6/30/2015	YTD 6/30/2014
Financial self-service
Services	$590.6	$591.1	(0.1)%	6.2%
Products	472.7	418.3	13.0%	21.7%
Total financial self-service	1,063.3	1,009.4	5.3%	12.6%
Security
Services	213.5	202.1	5.6%	7.0%
Products	100.1	93.4	7.2%	7.6%
Total security	313.6	295.5	6.1%	7.2%
Total financial self-service and security	1,376.9	1,304.9	5.5%	11.3%
Brazil other	12.0	116.9	(89.7)%	(86.9)%
Total revenue	$1,388.9	$1,421.8	(2.3)%	4.5%

Revenue summary by segment			% Change	% Change Constant Currency
	YTD 6/30/2015	YTD 6/30/2014
NA	$731.3	663.5	10.2%	10.6%
AP	219.9	226.5	(2.9)%	(1.0)%
EMEA	192.9	202.5	(4.7)%	14.5%
LA	244.8	329.3	(25.7)%	(11.7)%
Total revenue	$1,388.9	$1,421.8	(2.3)%	4.5%

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DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(IN MILLIONS EXCEPT EARNINGS PER SHARE)

	Q2 2015	Q2 2014	YTD 6/30/2015	YTD 6/30/2014
Net sales
Services	$410.1	$409.8	$804.1	$793.2
Products	323.3	323.7	584.8	628.6
Total	733.4	733.5	1,388.9	1,421.8
Cost of sales
Services	280.8	283.6	553.7	558.9
Products	265.1	263.1	472.4	512.0
Total	545.9	546.7	1,026.1	1,070.9
Gross profit	187.5	186.8	362.8	350.9
Gross margin	25.6%	25.5%	26.1%	24.7%
Operating expenses
Selling and administrative expense	135.0	121.0	264.9	241.3
Research, development and engineering expense	23.9	21.7	46.2	41.7
Impairment of assets	(0.5)	—	18.9	—
Gain on sale of assets, net	(1.6)	(13.1)	(1.5)	(12.6)
Total	156.8	129.6	328.5	270.4
Percent of net sales	21.4%	17.7%	23.7%	19.0%
Operating profit	30.7	57.2	34.3	80.5
Operating margin	4.2%	7.8%	2.5%	5.7%
Other income (expense)
Investment income	6.8	10.0	14.7	18.7
Interest expense	(7.6)	(7.9)	(15.6)	(14.8)
Foreign exchange (loss) gain, net	(1.2)	0.6	(10.5)	(11.4)
Miscellaneous, net	0.8	1.3	(0.4)	(0.1)
Other income (expense), net	(1.2)	4.0	(11.8)	(7.6)
Income before taxes	29.5	61.2	22.5	72.9
Income tax expense	5.6	18.1	4.2	24.9
Net income	23.9	43.1	18.3	48.0
Net income (loss) attributable to noncontrolling interests	1.7	1.5	(1.1)	(3.4)
Net income attributable to Diebold, Incorporated	$22.2	$41.6	$19.4	$51.4

Basic weighted-average shares outstanding	64.9	64.6	64.8	64.4
Diluted weighted-average shares outstanding	65.6	65.2	65.5	65.0

Basic earnings per share	0.34	0.64	0.30	0.80
Diluted earnings per share	0.34	0.64	0.30	0.79

Common dividends declared and paid per share	$0.2875	$0.2875	$0.575	$0.575

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DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN MILLIONS)

	YTD 6/30/2015	YTD 12/31/2014

ASSETS
Current assets
Cash and cash equivalents	$244.4	$322.0
Short-term investments	119.5	136.7
Trade receivables, less allowances for doubtful accounts	562.3	477.9
Inventories	425.5	405.2
Other current assets	345.3	313.7
Total current assets	1,697.0	1,655.5

Securities and other investments	83.8	83.6
Property, plant and equipment, net	176.2	169.5
Goodwill	208.1	172.0
Other assets	230.6	261.5
Total assets	$2,395.7	$2,342.1

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$35.1	$25.6
Accounts payable	306.5	261.7
Other current liabilities	662.6	740.4
Total current liabilities	1,004.2	1,027.7

Long-term debt	634.8	479.8
Long-term liabilities	266.5	279.7

Total Diebold, Incorporated shareholders' equity	465.6	531.6
Noncontrolling interests	24.6	23.3
Total equity	490.2	554.9

Total liabilities and equity	$2,395.7	$2,342.1

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DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN MILLIONS)

	YTD 6/30/2015	YTD 6/30/2014
Cash flow from operating activities
Net income	$18.3	$48.0
Adjustments to reconcile net income to cash flow used in operating activities:
Depreciation and amortization	33.2	36.7
Devaluation of Venezuela balance sheet	7.5	12.1
Impairment of assets	18.9	—
Other	7.4	(2.5)

Cash flow from changes in certain assets and liabilities
Trade receivables	(104.8)	(100.6)
Inventories	(46.3)	(101.2)
Accounts payable	52.0	87.0
Prepaid income taxes	(14.3)	3.7
Deferred revenue	(4.4)	42.8
Deferred income taxes	4.4	(18.5)
Certain other assets and liabilities	(71.1)	(99.3)
Net cash used in operating activities	(99.2)	(91.8)

Cash flow from investing activities
Payments for acquisitions, net of cash acquired	(59.4)	—
Net investment activity	(1.3)	101.0
Capital expenditures	(25.4)	(18.4)
Increase in certain other assets	2.9	9.7
Net cash (used in) provided by investing activities	(83.2)	92.3

Cash flow from financing activities
Dividends paid	(37.8)	(37.4)
Net debt borrowings	160.2	29.5
Repurchase of common shares	(2.8)	(1.6)
Other	3.0	12.3
Net cash provided by financing activities	122.6	2.8

Effect of exchange rate changes on cash and cash equivalents	(17.8)	(11.1)

Decrease in cash and cash equivalents	(77.6)	(7.8)
Cash and cash equivalents at the beginning of the period	322.0	230.7
Cash and cash equivalents at the end of the period	$244.4	$222.9

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Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted earnings per share, free cash flow/(use) and net investment/(debt).

1.	Profit/loss summary (Dollars in millions):

	Q2 2015						Q2 2014
	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP results	$733.4	$187.5	25.6%	$156.8	$30.7	4.2%	$733.5	$186.8	25.5%	$129.6	$57.2	7.8%
Restructuring		2.4		(4.7)	7.2			0.2		(0.5)	0.7
Non-routine income/expense:
Venezuela divestiture		—		0.1	(0.1)			—		—	—
Legal, indemnification and professional fees		—		(4.1)	4.1			—		(1.6)	1.6
Gain on sale of Eras		—		—	—			—		13.7	(13.7)
Brazil indirect tax		0.5		—	0.5			—		—	—
Other		—		(0.5)	0.5			—		—	—
Total non-routine income/expense	—	0.5		(4.5)	5.0		—	—		12.1	(12.1)
Non-GAAP results	$733.4	$190.5	26.0%	$147.7	$42.8	5.8%	$733.5	$187.0	25.5%	$141.2	$45.7	6.2%

	YTD 6/30/2015						YTD 6/30/2014
	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP results	$1,388.9	$362.8	26.1%	$328.5	$34.3	2.5%	$1,421.8	$350.9	24.7%	$270.4	$80.5	5.7%
Restructuring		2.4		(7.8)	10.3			0.9		(4.9)	5.8
Non-routine income/expense:
Software impairment		—		(9.1)	9.1			—		—	—
Venezuela divestiture		—		(10.1)	10.1			—		—	—
Legal, indemnification and professional fees		—		(8.7)	8.7			—		(2.6)	2.6
Gain on sale of Eras		—		—	—			—		13.7	(13.7)
Brazil indirect tax		0.5		—	0.5			—		—	—
Other		—		(0.5)	0.5			—		—	—
Total non-routine income/expense	—	0.5		(28.4)	28.9		—	—		11.1	(11.1)
Non-GAAP results	$1,388.9	$365.7	26.3%	$292.3	$73.5	5.3%	$1,421.8	$351.8	24.7%	$276.6	$75.2	5.3%

Restructuring expenses relate to the multi-year realignment focused on globalizing the company's service organization and creating a unified center-led global organization for research and development, as well as transforming the company's general and administrative cost structure. Non-routine income/expense relate to the company's decision to exit its Venezuela joint venture, a non-cash impairment associated with legacy Diebold software following the acquisition of Phoenix Interactive Design, legal, indemnification and professional fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of the independent monitor and ongoing interest charges related to the Brazil indirect tax matter.

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2. Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q2 2015	Q2 2014	YTD 6/30/2015	YTD 6/30/2014
Total diluted EPS attributable to Diebold, Incorporated (GAAP measure)	$0.34	$0.64	$0.30	$0.79
Restructuring	0.08	0.01	0.13	0.06
Non-routine (income)/expense:
Software impairment	—	—	0.09	—
Venezuela divestiture	—	—	0.08	—
Venezuela devaluation	—	—	0.07	—
Legal, indemnification and professional fees	0.04	0.02	0.08	0.03
Gain on sale of Eras	—	(0.20)	—	(0.20)
Brazil indirect tax	0.01	—	0.01	—
Other (inclusive of allocation of discrete tax items)	(0.03)	—	(0.03)	—
Total non-routine (income)/expense	0.02	(0.18)	0.30	(0.17)
Tax expense (benefit) on foreign cash repatriation	—	—	—	0.03
Total adjusted EPS (non-GAAP measure)	$0.44	$0.47	$0.73	$0.71

Restructuring expenses relate to the multi-year realignment focused on globalizing the company's service organization and creating a unified center-led global organization for research and development, as well as transforming the company's general and administrative cost structure. Non-routine (income)/expenses are related to the company's decision to exit its Venezuela joint venture, currency devaluation of the Venezuela bolivar, a non-cash impairment associated with legacy Diebold software following the acquisition of Phoenix Interactive Design, legal, indemnification and professional fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of the independent monitor, and ongoing interest charges recorded for the Brazil indirect tax matter. As a result of the company's decision to exit its direct presence in Venezuela and move to an indirect sales model, management is excluding the Venezuela impairment and currency devaluation from its 2015 non-GAAP results.  Both the GAAP and non-GAAP results for year-to-date 2014 included $0.09 per share negative impact attributable to the devaluation of the Venezuelan bolivar.

3.	Free cash flow/(use) is calculated as follows (Dollars in millions):

	Q2 2015	Q2 2014	YTD 6/30/2015	YTD 6/30/2014
Net cash provided by/(used in) operating activities (GAAP measure)	$(37.0)	$(60.2)	$(99.2)	$(91.8)
Capital expenditures	(14.6)	(11.1)	(25.4)	(18.4)
Free cash flow/(use) (non-GAAP measure)	$(51.6)	$(71.3)	$(124.6)	$(110.2)

We define free cash flow/(use) as net cash provided by operating activities less capital expenditures. We consider free cash flow/(use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet, and paying dividends.

4.	Net investment/(debt) is calculated as follows (Dollars in millions):

	6/30/2015	12/31/2014	6/30/2014
Cash, cash equivalents and short-term investments (GAAP measure)	$363.9	$458.7	$375.8
Debt instruments	(670.0)	(505.5)	(553.6)
Net investment/(debt) (non-GAAP measure)	$(306.1)	$(46.8)	$(177.8)

The company's management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. More than 90% of the company's cash and cash equivalents and short-term investments reside in international tax jurisdictions for all periods presented.

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PR/15-3738

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